Exhibit 16

                                ERNST & YOUNG LLP

                                   Suite 1500
                             2121 San Jacinto Street
                               Dallas, Texas 75201
                               Phone: 214-969-8000
                                Fax: 214-969-8587
                                 Telex: 67 10375

April 5, 2000



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated April 4, 2000, of Dallas Semiconductor Corporation and are in agreement with the statements contained in the first, third, fourth and fifth paragraphs on page two therein, in so far, as such statements reference responses applicable to Item 304(a)(1). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                     /s/ Ernst & Young LLP